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                                                                    EXHIBIT 10.1

DESCRIPTION OF BASE SALARIES AND THE MATERIAL TERMS OF APPLIED INNOVATION INC.'S
                          2006 MANAGEMENT BONUS PROGRAM

2006 Base Salary Increases

Name                                        2006 Base Salary
----                                        ----------------
Eric W. Langille                                 $180,000
Vice President of Operations and Services

John F. Petro                                    $180,000
Chief Technology Officer

Angela R. Pinette                                $180,000
Vice President of Sales and Marketing

2006 Bonus Calculations

     Under the Company's 2006 Management Bonus Program (the "Program"), each of the Company's executive officers (William H. Largent, William L. Pollack, Julia
A. Fratianne, Eric W. Langille, and John F. Petro), except for Angela R. Pinette, the Company's Vice President of Sales and Marketing, has the opportunity to earn cash bonuses based upon the achievement of certain revenue and adjusted operating income targets. Upon the achievement of the threshold revenue and adjusted operating income targets, the executive officers will receive bonuses between 26% and 64% of their base salary in accordance with the chart below:

                       Payout as a Percentage of
                              Base Salary
                     ----------------------------
                     Threshold   Target   Maximum
                     ---------   ------   -------
William H. Largent      26%        40%      64%
William L. Pollack      26%        40%      64%
Julia A. Fratianne      26%        40%      64%
Eric W. Langille        26%        40%      64%
John F. Petro           26%        40%      64%

     For purposes of the Program, adjusted operating income is defined as operating income exclusive of stock option and restricted stock expenses. Each executive officer must be employed by the Company on December 31, 2006 to be eligible to receive any bonus under the Program.

     Under the Program, Ms. Pinette has the potential to earn the following bonuses: a bonus of up to $95,000 based upon percentage achievement of a certain revenue target (the "Revenue Target"); quarterly and annual bonuses of $15,000 and $30,000, respectively, based upon achievement of the Revenue Target, subject to adhering to certain budgetary restraints; a bonus of 0.5% of the first $3.0 million of revenue exceeding the Revenue Target; and a bonus of 0.75% of all revenue exceeding the Revenue Target by more than $3 million.